UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2015
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Merit Medical Systems, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 43,955,162 shares of the Company’s common stock were entitled to vote as of March 23, 2015, the record date for the Annual Meeting, of which 40,024,644 shares were represented in person or by proxy at the Annual Meeting.

The shareholders of the Company voted on the following matters at the Annual Meeting: (i) the election of three directors of the Company, to serve until the annual meeting of the Company’s shareholders in 2018 and until their respective successors have been duly elected and qualified, (ii) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, otherwise known as a “say-on-pay” vote, (iii) a proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan for the purposes of (i) increasing the number of shares of common stock of the Company authorized for the grant of awards under that plan from 3,750,000 shares to 6,250,000 shares; and (ii) extending the term of that plan until February 13, 2025, (iv) a proposal to amend the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan for the purpose of extending the term of that plan until the last business day of June 2026, (v) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and (vi) a shareholder proposal by California State Teachers’ Retirement System to initiate the process to amend the Company’s charter documents to require a majority vote in uncontested elections of directors of the Company.

Matter 1

Each of the three nominees listed below was re-elected to serve as a director of the Company. The votes cast for or withheld for each nominee, excluding 2,677,463 broker non-votes, were as follows:

Nominee	For	Withheld
Fred P. Lampropoulos	35,988,380	1,358,801
Franklin J. Miller, M.D.	36,588,831	758,350
A. Scott Anderson	35,608,954	1,738,227

Matter 2

The results of the voting on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,171,730	1,013,443	162,008	2,677,463

Accordingly, a majority of votes cast with respect to the advisory “say-on-pay” resolution were “for” approval of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement distributed in connection with the Annual Meeting.

Matter 3

The results of the voting on a proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan for the purposes of (i) increasing the number of shares of common stock of the Company authorized for the grant of awards under that plan from 3,750,000 shares to 6,250,000 shares; and (ii) extending the term of that plan until February 13, 2025 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,517,059	6,671,569	158,553	2,677,463

Accordingly, a majority of votes cast with respect to the proposal to amend the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan were “for” amendment of the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan.

Matter 4

The results of the voting on a proposal to amend the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan for the purpose of extending the term of that plan until the last business day of June 2026 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,856,698	332,093	158,390	2,677,463

Accordingly, a majority of votes cast with respect to the proposal to amend the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan were “for” amendment of the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan.

Matter 5

The voting results with respect to the proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the fiscal year ending December 31, 2015 were as follows:

For	Opposed	Abstained
39,491,787	369,211	163,646

Accordingly, the Company’s shareholders ratified the appointment of Deloitte and Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Matter 6

The results of the voting on a shareholder proposal to initiate the process to amend the Company’s charter documents to require a majority vote in uncontested elections of directors of the Company were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,019,208	171,155	156,818	2,677,463

Accordingly, a majority of votes cast with respect to the shareholder proposal were cast “for” the proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 28, 2015	By:	/s/ Rashelle Perry
Chief Legal Officer